Exhibit 99.1


      Tasty Baking Company Announces Renewal of Stock Repurchase Program


    PHILADELPHIA--(BUSINESS WIRE)--Aug. 28, 2006--Tasty Baking Company (Nasdaq:TSTY) today announced that its Board of Directors has renewed the Company's stock repurchase program originally, adopted in July 2003 and previously renewed in July 2004.
    Under the program, the Company may acquire up to 400,000 shares of Tasty Baking Company common stock at purchase prices not to exceed, in the aggregate, $4,000,000, through July 28, 2008. Repurchases under the program will depend upon market conditions and other factors subject to SEC Rule 10b-18. There is no guarantee as to the exact number of shares, if any, to be repurchased by the Company in future.
    As of August 25, 2006, the Company has acquired 41,960 shares of common stock under the program.

    ABOUT TASTY BAKING COMPANY

    Tasty Baking Company (Nasdaq:TSTY), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country's leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania. Tasty Baking Company offers more than 100 products under the Tastykake brand name. For more information on Tasty Baking Company, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States from the company website or by calling 1-800-33-TASTY.

    "SAFE HARBOR STATEMENT" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

    Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein. There are a number of factors that may cause actual results to differ from these forward-looking statements, including without limitation, the success of marketing and sales strategies and new product development, the ability to successfully enter new markets, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the Company are provided in the Company's annual reports to shareholders and the Company's periodic reports filed with the Securities and Exchange Commission from time to time, including reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors. The Company assumes no obligation to publicly update or revise any forward-looking statements.


    CONTACT: Tasty Baking Company
             Mary C. Borneman, 215-221-8537
             mary.borneman@tastykake.com
             or
             David S. Marberger, 215-221-8500